UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: December 30, 2005
(Date of Earliest Event Reported)
CAPSTEAD MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-8896	75-2027937
(State of Incorporation)	(Commission File No.)	I.R.S. Employer
Identification No.)

8401 North Central Expressway
Suite 800
Dallas, Texas	75225

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (214) 874-2323
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 30, 2005, Capstead Mortgage Corporation (NYSE: CMO) entered into a stock purchase agreement to sell CMCP Properties, Inc., the Capstead entity that holds the ownership interests in its portfolio of six independent senior living facilities to an affiliate of Brookdale Senior Living Inc. (NYSE: BKD) for $57.5 million in cash. Brookdale has operated the properties under a net-lease arrangement since Capstead acquired the portfolio in 2002 and, until July 22, 2003, Brookdale was affiliated with the Company.
Attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein, is the Stock Purchase Agreement by and between Brookdale Living Communities, Inc. and the Company.
ITEM 2.01. COMPLETION OF DISPOSITION OF ASSETS
On December 30, 2005, Capstead closed the sale of 100% of the stock of CMCP Properties, Inc., the entity that holds the ownership interests in its portfolio of six senior living facilities pursuant to the terms of the stock purchase agreement reported under Item 1.01 above, all of which is incorporated by reference into this Item 2.01.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits. Exhibit 10.1 is being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Stock Purchase Agreement by and between Brookdale Living Communities, Inc. and the Company regarding the sale of the stock of CMCP Properties, Inc.*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Reg. S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION

January 4, 2005	By:	/s/ Phillip A. Reinsch

Phillip A. Reinsch
Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement by and between Brookdale Living Communities, Inc. and the Company regarding the sale of the stock of CMCP Properties, Inc.*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Reg. S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.